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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                  Dated: February 4, 2003

                                    WAM Acquisition GP, Inc.
                                     for itself and as general partner of
                                     LIBERTY WANGER ASSET
                                     MANAGEMENT, L.P.

                                    By: /s/ Bruce H. Lauer
                                        ---------------------------------------
                                            Bruce H. Lauer
                                            Senior Vice President and
                                            Secretary

                                    LIBERTY ACORN TRUST

                                    By: /s/ Bruce H. Lauer
                                       -----------------------------------
                                             Bruce H. Lauer
                                             Vice President, Treasurer and
                                             Secretary

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